SUBLEASE

THIS SUBLEASE is dated for reference February 25, 2013.

BETWEEN:

B.C. RESEARCH INC.
Suite 1800, 200 Granville Street
Vancouver, British Columbia V6C 1S4

(the "**Sublandlord**")

AND:

MANTRA ENERGY ALTERNATIVES LTD.
Suite 562-800, 15355 – 24th Avenue
Surrey, British Columbia V4A 2H9

(the "**Subtenant**")

BACKGROUND

A. The Sublandlord leases certain premises from PCI Eastlake Properties Corp. (the "**Landlord**"), having a Rentable Area of approximately 13,323 square feet (the "**Leased Premises**") within the building known as Lake City Business Centre located in Burnaby, British Columbia (the "**Building**") on the terms and conditions contained in the lease made as of November 3, 2006 (the "**Head Lease**"); and

B. The Sublandlord has agreed to sublease to the Subtenant and the Subtenant has agreed to sublease from the Sublandlord a portion of the Leased Premises of approximately 450 square feet shown outlined in heavy black on the plan attached as Schedule A hereto (the "**Subleased Premises**"), along with an additional approximately 96 square feet of office space, on the terms and conditions set forth in this Sublease.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1. **Grant of Sublease.** The Sublandlord hereby subleases to the Subtenant the Subleased Premises for and during a term of one (1) year (the "**Sublease Term**") commencing on the 1 day of March, 2013 (the "**Commencement Date**") and, unless terminated earlier as provided in this Sublease, ending on the 1 day of March, 2014, in accordance with and subject to the terms, covenants and conditions contained in this Sublease and the Services Contract (defined herein) and to the observance and performance by the Subtenant of all of the terms, covenants and

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conditions contained in the Head Lease to be observed and performed by the Sublandlord with respect to the Subleased Premises.

2. **Early Termination.** Notwithstanding anything contained herein, from and after the 1 day of March, 2013 either party may, upon giving the other party not less than 30 days' prior written notice establishing the termination date, terminate this Sublease, and on the specified termination date the Subtenant shall surrender the Subleased Premises to the Sublandlord in accordance with Section 10 herein and the Sublandlord shall return any balance of the Security Deposit (defined herein), if any, to the Subtenant.

3. **Rent.** The Subtenant hereby covenants and agrees with the Sublandlord that the Subtenant shall, throughout the Sublease Term pay to the Sublandlord without any deduction, abatement, set-off or compensation whatsoever:

(a) gross rent (the "**Gross Rent**") in the annual sum of $18,720 payable in advance in equal consecutive monthly installments of $1,560 plus applicable harmonized sales tax or goods and services tax levied under the *Excise Tax Act* (Canada) on the first day of each month of the Sublease Term; and

(b) all amounts, when due, owing under the services contract made between the Subtenant and Sublandlord dated February 25, 2013 (the "**Services Contract**") with respect to, *inter alia*, the Subtenant's use of certain common facilities, equipment and services within the Leased Premises,

and in this Sublease the term "Rent" means collectively all amounts payable under Sections 3(a) and (b) and all other amounts payable by the Subtenant under this Sublease.

4. **Accrual of Gross Rent and Method of Payment.** Gross Rent shall be considered as accruing from day to day hereunder and where it becomes necessary for any reason to calculate such Gross Rent for an irregular period of less than one calendar month, an appropriate apportionment and adjustment shall be made. If the Sublease commences on any day other than the first day of a month, Gross Rent for such fraction of a month shall be adjusted, as aforesaid, and paid by the Subtenant on the Commencement Date. If requested by the Sublandlord from time to time, the Subtenant shall provide to the Sublandlord without prejudice to any other right or remedy of the Sublandlord a series of cheques, post-dated to the respective due dates of payments, for the amounts of the Gross Rent which are periodically payable under this Sublease.

5. **Security Deposit.** Prior to the Commencement Date, the Subtenant agrees to pay to the Sublandlord a deposit in the amount of $3,120 plus harmonized sales tax (the "**Security Deposit**") in connection with this Sublease, and the Security Deposit shall be held by the Sublandlord on a non interest bearing basis and shall be held as security for the performance by the Subtenant of all of its covenants, obligations and agreements herein contained. If the Subtenant shall default in observing or performing any of its covenants, obligations or agreements, the Sublandlord may at its option and without notice to the Subtenant, appropriate and apply the Security Deposit or so much of it as may in the

Sublandlord's sole discretion and opinion be necessary, to compensate the Sublandlord for Rent outstanding, or loss or damage suffered or sustained by the Sublandlord arising out of or in connection with such default by the Subtenant. Upon demand of the Sublandlord following any such appropriation the Subtenant shall pay to the Sublandlord an amount sufficient to restore the total original amount of this Security Deposit.

6. **Terms of the Head Lease.** All of the terms and conditions of the Head Lease shall, except as otherwise provided in this Sublease, be incorporated into this Sublease with such changes as are required by the context, to the intent that all of the rights and obligations of the Landlord under the Head Lease as they pertain to the Subleased Premises, shall be the rights and obligations of the Sublandlord herein, and all of the rights and obligations of the Sublandlord under the Head Lease, as they pertain to the Subleased Premises, shall be the rights and obligations of the Subtenant herein provided that in the event of any conflict or inconsistency between any term, condition or covenant contained in the Head Lease and any term, condition or covenant contained in this Sublease, this Sublease will take precedence.

   Notwithstanding the foregoing, the parties hereto acknowledge as follows:

   (a) the following sections of the Head Lease shall not be incorporated within this Sublease and the Subtenant does not take subject to them: Sections 2.1, 2.2, 2.3, 3.1-3.3, 4.1-4.3, 4.6-4.8, 4.10, 5.8.1, 5.10.2, 5.14.2, 7.1.1, 7.1.2, 7.2, 7.3, 8.2, 8.3, 8.6.1, 15.10.1 and 15.10.2.

   (b) the following exhibits to the Head Lease shall not be incorporated into this Sublease: Schedules A, A-2, D and E.

7. **Acknowledgment**. The Subtenant acknowledges to the Sublandlord that it has received a copy of the executed Head Lease and is familiar with the terms, covenants and conditions contained therein.

8. **Covenants of the Subtenant.** The Subtenant covenants with the Sublandlord that the Subtenant shall, throughout the Sublease Term, observe and perform the covenants, provisos and conditions of the Sublandlord under the:

   (a) Services Contract; and

   (b) Head Lease to the extent that they relate to the Subleased Premises and subject to any contrary terms of this Sublease, as if it were the tenant named in the Head Lease, and as if the Sublandlord were the landlord referred to in the Head Lease. In particular, and without limiting the foregoing, the Subtenant covenants with the Sublandlord as follows:

      (i) Use. The Subtenant shall use the Subleased Premises only for the purposes set out in Section 1 of the Services Contract.

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(ii) No Default. The Subtenant shall not do or omit to do anything that would constitute a default under, or give rise to a default under or a right of termination or a right of re-entry under the Head Lease.

(iii) Insurance. The Subtenant shall place and maintain insurance in accordance with the requirements of the Head Lease, and will name the Sublandlord and the Landlord as additional insureds under such insurance, as their interests may appear.

(iv) Registration. The Subtenant shall not register this Sublease against any part of the Subleased Premises or the Building.

(v) Repair. The Subtenant shall keep the Subleased Premises clean and in good repair in accordance with the Sublandlord's duties and obligations it is required to perform under the Head Lease.

9. **Condition of the Subleased Premises.** The Subtenant hereby acknowledges that the Subtenant has examined the Subleased Premises and they are in good and tenantable condition. The Sublandlord has let the Subleased Premises in their present condition, AS IS, and without any further improvements or alterations, and without any representations on the part of the Sublandlord, its directors, officers, servants and/or agents.

10. **Surrender of the Subleased Premises.** Upon the expiration or sooner termination of the Sublease, the Subtenant shall adhere to the terms and conditions set forth in the Head Lease concerning the condition of the Subleased Premises upon surrender including, without limitation, the Subtenant's surrender to the Sublandlord of all Leasehold Improvements (as defined in the Head Lease) and removal of Subtenant's personal property and all furniture, equipment, business and trade fixtures, free-standing cabinet work, and other articles of personal property to be removed under the terms of the Head Lease and this Sublease.

11. **Indemnification.** The Subtenant shall indemnify the Sublandlord and save it harmless from and against all claims, actions, damages, liabilities, costs and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Subleased Premises, or the occupancy or use of the Subleased Premises, or occasioned wholly or in part by an act or omission of the Subtenant, its officers, employees, agents, customers, contractors or other invitees, licensees or concessionaires or by anyone permitted by the Subtenant to be on the Subleased Premises or by any breach by the Subtenant of its covenants, conditions or agreements under this Sublease or under the Head Lease.

12. **Assigning and Subletting**.

(a) The Subtenant will not sublet, licence, or allow others to use the Subleased Premises in whole or in part nor will the Subtenant assign this Sublease, without the prior written consent of the Sublandlord, which consent may be arbitrarily withheld. The Subtenant will, at all times, abide by the provisions of Article 12 of

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the Head Lease concerning any subletting of the Subleased Premises or any assignment of the Sublease.

(b) As a condition of the Sublandlord's consent, the assignee, subtenant, licencee or other person as the case may be, must undertake to observe and perform all of the obligations of the Subtenant under this Sublease in respect to the portion of the Subleased Premises assigned. sublet or licensed to it, by entering into an assumption agreement with the Sublandlord and any other agreement as may be required by the Landlord.

(c) Notwithstanding any such consent being given by the Sublandlord and such assignment, subletting, licencing or granting possession being effected, the Subtenant shall remain bound to the Sublandlord for the fulfilment of all the terms, covenants, conditions and agreements herein contained.

13. **General.**

(a) The obligations of the Subtenant under this Sublease shall not be released, discharged, reduced or otherwise affected by:

(i) any neglect, delay or forbearance of the Landlord in demanding, requiring or enforcing the observance or performance by the Sublandlord of any of its covenants or agreements under the Head Lease or by the Sublandlord in demanding, requiring or enforcing the observance or performance by the Subtenant of any of its obligations under this Sublease; and

(ii) the granting of any extensions of time, waivers or indulgences by the Sublandlord to the Subtenant; and

(b) If the Subtenant is in default under this Sublease, the Sublandlord may exercise each and every remedy available to the Landlord under the Head Lease as if the default of the Subtenant under this Sublease was a default of the Sublandlord under the Head Lease.

14. **Interest on Overdue Payments; Late Charges.** If any cheque of the Subtenant is returned on account of insufficient funds or other fault of the Subtenant, the Sublandlord may require future payments to be in the form of cash, money order or bank draft. In the event that the Subtenant shall fail to pay any amount due under the terms of this Sublease or pursuant to the Head Lease (time being of the essence) within five (5) days of the date when due, the Subtenant shall pay the Landlord interest at the rate of the lesser of ten percent (10%) per annum, or the maximum lawful rate, from the date such payment is due until paid. No acceptance of late Rent, a late charge and/or interest shall be construed as constituting a waiver by the Landlord of any rights or remedies available to it in the event that Rent is not timely paid by the Subtenant on any one or more future occasion.

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15. **Sublandlord's Exercise of Rights.** It is understood and agreed that:

(a) if the Subtenant is in default in the payment of any Rent or any other sums due and owing, or in the observance or performance of any of the terms, covenants and conditions to be observed and performed pursuant to this Sublease, the Sublandlord may exercise such of its rights contained in this Sublease as are necessary in order to cure such default, and if required, any rights of termination available to the Sublandlord;

(b) if there is default in payment or in the observance or performance of any of the terms, covenants and conditions to be observed and performed pursuant to the Services Contract it shall be deemed to be a default under this Sublease; and

(c) if the Sublandlord exercises its right of termination, it may forthwith re-enter the Subleased Premises, as though the Subtenant had not been in possession thereof, subject, however, to the terms, covenants and conditions contained in the Head Lease, and to the rights of the Landlord provided for in the Head Lease or at law.

16. **Notice.**

(a) Any notice or other communication required or permitted to be given under this Sublease will be in writing unless otherwise specified and will be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada, to the address or facsimile transmission number of the party set out below:

(i) If to the Sublandlord:

B.C. Research Inc.
Suite 1800 – 200 Granville Street
Vancouver, British Columbia V6C 1S4
Attention: S. Berretta
Facsimile No.: (604) 683-9164

(ii) If to the Subtenant:

To the Subleased Premises
Attention: Larry Kristoc
Facsimile No.: (604) 616 - 9607

or to such other address or facsimile transmission number as a party may specify by notice given as set out above.

(b) Notice or other communication will be considered to have been received:

(i) if delivered by hand during business hours, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next business day;

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(ii) if sent by facsimile transmission during business hours, upon the sender receiving confirmation of the transmission, and if not sent during business hours, upon the commencement of business on the next business day; and

(iii) if mailed by prepaid registered post in Canada, upon the 5th business day following posting, except that, in the case of a disruption or an impending or threatened disruption in the postal service, every notice or communication will be delivered by hand or sent by facsimile transmission.

(c) In this Sublease, whenever a notice provision refers to "days", it will be considered to refer to "business days" and "business day" or "business days" will mean a day or days which are not a Saturday, Sunday or a holiday in the Province of British Columbia.

17. **Entire Agreement.** It is expressly understood and agreed by and between the parties hereto that this Sublease (together with the Head Lease) and the Services Contract set forth all the terms, conditions and agreements between the Sublandlord and the Subtenant relative to the Subleased Premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are set forth in this Sublease (together with the Head Lease) and the Services Contract. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Sublease shall be binding upon the Sublandlord or the Subtenant unless reduced to writing and signed by them. In the event of any conflict or inconsistency between any term, condition or covenant contained in the Services Contract and any term, condition or covenant contained in this Sublease, this Sublease will take precedence.

18. **Common Areas.** The Sublandlord herby permits the Subtenant and its employees and invitees to have the use during normal business hours in common with others entitled thereto to use the kitchen area within the Leased Premises and meeting room at the incubation centre subject to the terms of the Services Contract and such other reasonable limitations as the Landlord may from time to time impose.

19. **Parking.** In addition to the provisions of the Services Contract, the Sublandlord hereby grants to the Subtenant for the Sublease Term a licence to use up to 4 of the Sublandlord's parking spaces labelled "NORAM".

20. **Successors and Assigns.** This Sublease will enure to the benefit of and be binding upon each of the parties to it and each of their respective successors and permitted assigns.

21. **Interpretation.** Capitalized terms in this Sublease have the meaning set out in the Head Lease, unless specifically defined in this Sublease.

22. **Applicable Law.** This Sublease will be construed and governed by the laws of the Province of British Columbia in effect from time to time.

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23. **Counterparts.** This Sublease may be executed by the parties in counterparts, and the counterparts may be delivered by facsimile.

TO EVIDENCE THEIR AGREEMENT, each of the parties has executed this Sublease as of the date first written above.

B.C. RESEARCH INC.

By: SBerretta
(Authorized Signatory)
SERGIO BERRETTA

MANTRA ENERGY ALTERNATIVES LTD.

By: ______________________
(Authorized Signatory)

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SCHEDULE A

PLAN OF SUBLEASED PREMISES

